Exhibit 21





                         Subsidiaries of the Registrant




         Listed below are the major subsidiaries of the Company, including equity investees, each of which is in the consolidated financial statements of the Company and its Subsidiaries, and the percentage of ownership by the Company (or if indented, by the subsidiary under which it is listed). Subsidiaries omitted from the list would not, if aggregated, constitute a significant subsidiary:

                                                                         Jurisdiction of             Securities
Name of Subsidiary                                                        Incorporation               Ownership
Beacon Press, Inc.                                                         Virginia                      100%
Denver Newspapers, Inc.                                                    Delaware                       40%
Garden State Paper Company, Inc.                                           Virginia                      100%
Media General Business Communications, Inc.                                Virginia                      100%
Media General Cable of Fairfax County, Inc.                                Virginia                      100%
Media General Cable of Fredericksburg, Inc.                                Virginia                      100%
Media General Communications, Inc.                                         Delaware                      100%
     Media General Newspapers, Inc.                                        Delaware                      100%
     Media General Broadcasting, Inc.                                      New York                      100%
         MG Broadcasting of Birmingham, Inc.                               Alabama                       100%
         Media General Broadcasting of Montgomery, Inc.                    Alabama                       100%
Media General Financial Services, Inc.                                     Virginia                      100%
Mega Advertising, Inc.                                                     Virginia                      100%
NES II, Inc.                                                               Virginia                      100%
Piedmont Publishing Company, Inc.                                          North Carolina                100%
Richmond Newspapers, Inc.                                                  Virginia                      100%
The Tribune Company                                                        Florida                       100%
Virginia Newspapers, Inc.                                                  Virginia                      100%
Virginia Paper Manufacturing Corp.                                         Virginia                      100%
     Southeast Paper Manufacturing Co.
                (Partnership)                                              Georgia                     33.33%